Exhibit 1.1

Bambusa Therapeutics, Inc.
(a Delaware corporation)
[  ●  ] Shares of Common Stock
UNDERWRITING AGREEMENT
Dated: [ ● ], 2026

Bambusa Therapeutics, Inc.
(a Delaware corporation)
[ ● ] Shares of Common Stock
UNDERWRITING AGREEMENT
[ ● ], 2026

BofA Securities, Inc. Evercore Group L.L.C. UBS Securities LLC Cantor Fitzgerald & Co. as Representatives of the several Underwriters

c/o	BofA Securities, Inc. One Bryant Park New York, New York 10036

c/o	Evercore Group L.L.C. 55 East 52nd Street New York, New York 10055

c/o	UBS Securities LLC 11 Madison Avenue New York, New York 10010

c/o	Cantor Fitzgerald & Co. 110 East 59th Street, 6th Floor New York, New York 10022
Ladies and Gentlemen:
Bambusa Therapeutics, Inc., a Delaware corporation (the “Company”), confirms its agreement with BofA Securities, Inc. (“BofA”), Evercore Group L.L.C. (“Evercore”), UBS Securities LLC (“UBS”), Cantor Fitzgerald & Co. (“Cantor”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom BofA, Evercore, UBS and Cantor are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $0.00001 per share, of the Company (“Common Stock”) set forth in Schedule A hereto and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of [ ● ] additional shares of Common Stock. The aforesaid [ ● ] shares of Common Stock (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the [ ● ] shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are herein called, collectively, the “Securities.”
The Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, (an affiliate of BofA Securities, Inc., a participating Underwriter, hereafter referred to as “Merrill Lynch”) agree that up to [ ● ]% of the Firm Shares to be purchased by the Underwriters (the “Reserved Securities”) shall be reserved for sale by Merrill Lynch to certain persons designated by the Company (the “Invitees”), as part of the distribution of the Shares by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of FINRA and all other applicable laws, rules and regulations. The Company has solely determined, without any direct or indirect participation by the underwriters or Merrill Lynch, the Invitees who will purchase Reserved Securities (including the amount to be purchased by such persons) sold by Merrill Lynch. To the extent that such Reserved Securities are not orally confirmed for purchase by Invitees by 11:59 PM (New York City time) on the date of this Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby.
The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this underwriting agreement (the “Agreement”) has been executed and delivered.
The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (No. 333-299405), including the related preliminary prospectus or prospectuses, covering the registration of the sale of the Securities under the Securities Act of 1933, as amended (the “1933 Act”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and Rule 424(b) (“Rule 424(b)”) of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430A(b) is herein called the “Rule 430A Information.” Such registration statement, including the amendments thereto, the exhibits thereto and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein called the “Rule 462(b) Registration Statement” and, after such filing, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus.” The final prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Securities, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).
As used in this Agreement:
“Applicable Time” means [ ● ]:00 [P.M./A.M.], New York City time, on [ ● ], 2026 or such other time as agreed by the Company and the Representatives.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses (as defined herein) issued at or prior to the Applicable Time, the most recent preliminary prospectus that is distributed to investors prior to the Applicable Time and the information included on Schedule B-1 hereto, all considered together.
“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).
“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433 (the “Bona Fide Electronic Road Show”)), as evidenced by its being specified in Schedule B-2 hereto.
“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.
“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) or Rule 163B of the 1933 Act.
“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the 1933 Act.
SECTION 1.Representations and Warranties.
(a)Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agrees with each Underwriter, as follows:
(i)Registration Statement and Prospectuses. Each of the Registration Statement and any amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated by the Commission. The Company has complied with each request (if any) from the Commission for additional information.
Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, the Applicable Time, the Closing Time and any Date of Delivery complied and will comply in all material respects with the applicable requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, and, in each case, at the Applicable Time, the Closing Time and any Date of Delivery complied and will comply in all material respects with the applicable requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus delivered to the Underwriters for use in connection with the offering of Securities and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
(ii)Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time, on the date hereof, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the Applicable Time and any Date of Delivery, none of (A) the General Disclosure Package, (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package and (C) any individual Written Testing-the-Waters Communication, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the first paragraph under the heading “Underwriting–Commissions and Discounts,” the information in the second, third and fourth paragraphs under the heading “Underwriting–Price Stabilization, Short Positions” and the information under the heading “Underwriting–Electronic Distribution” in each case contained in the Prospectus (collectively, the “Underwriter Information”).
(iii)Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. The representations and warranties in this subsection shall not apply to statements in or omissions from any Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information. The Company has made available a Bona Fide Electronic Road Show in compliance with Rule 433(d)(8)(ii) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Securities.
(iv)Testing-the-Waters Materials. The Company (A) has not engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the 1933 Act or institutions that are accredited investors within the meaning of Rule 501 under the 1933 Act and (B) has not authorized anyone other than the

Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule B-2 hereto.
(v)Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.
(vi)Emerging Growth Company Status. From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any Person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the 1933 Act (an “Emerging Growth Company”).
(vii)Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the 1933 Act, the 1933 Act Regulations and the Public Company Accounting Oversight Board.
(viii)Financial Statements. The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statements of operations and comprehensive loss, convertible preferred stock and stockholders’ deficit and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved except, in the case of unaudited interim financial statements, subject to normal year-end audit adjustments and the exclusion of certain footnotes as permitted by the applicable rules of the Commission. The supporting schedules, if any, present fairly, in all material respects, in accordance with GAAP the information required to be stated therein. The summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations.
(ix)No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.
(x)Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.
(xi)Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of the jurisdiction (to the extent the concept of “good standing” is applicable in each such jurisdiction) of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only Subsidiaries of the Company are the entities listed on Exhibit 21 to the Registration Statement.
(xii)Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit or equity incentive plans or value appreciation rights referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus). The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company.
(xiii)Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xiv)Authorization and Description of Securities. The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company, except as have been duly and validly waived. The Common Stock conforms, in all material respects, to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms, in all material respects, to the rights set forth in the instruments defining the same. No holder of Securities will be subject to personal liability solely by reason of being such a holder.
(xv)Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and have been waived.
(xvi)Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (A) in violation of its charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any Subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation of the provisions of (x) the charter, by-laws or similar organizational document of the Company or any of its subsidiaries or (y) any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity (except, in the case of clause (y) above, for such violation that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect). As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.
(xvii)Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would reasonably be expected to result in a Material Adverse Effect.
(xviii)Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any such Subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.
(xix)Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.
(xx)Absence of Further Requirements. (X) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the Nasdaq Global Select Market, state securities laws or the rules of the Financial Industry Regulatory Authority (“FINRA”), and (Y) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Reserved Securities were offered.
(xxi)Possession of Licenses and Permits. The Company and its subsidiaries possess, or qualify for an exemption from any applicable requirement to obtain, such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation, suspension or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.
(xxii)Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by them and good title to all other properties (other than Intellectual Property) owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (B) do not, singly or in the aggregate, materially and adversely affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement, the General Disclosure Package or the Prospectus, are in full force and effect, and neither the Company nor any such Subsidiary has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.
(xxiii)Possession of Intellectual Property. The Company and its subsidiaries own or possess valid, binding and, to the knowledge of the Company, enforceable licenses or other legally sufficient rights to use all patents, patent rights, inventions, copyrights and copyrightable works, software, computer programs, designs, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, and all other intellectual property, industrial property, proprietary rights and similar rights, including any and all registrations and applications for registration therefor (collectively, “Intellectual Property”) used in or necessary for the conduct of the business as now operated by them or proposed to be conducted in the Registration Statement, the General Disclosure Package and the Prospectus (collectively, the “Company Intellectual Property”), including Company Intellectual Property owned or purported to be owned by the Company or any of its subsidiaries (“Company-Owned Intellectual Property”) and Company Intellectual Property licensed to the Company or any of its subsidiaries (“Company-Licensed Intellectual Property”). The issued patents, registered trademarks and registered copyrights included in the Company-Owned Intellectual Property and Company-Licensed Intellectual Property are subsisting, and to the knowledge of the Company, valid and enforceable, and the pending applications included in the Company-Owned Intellectual Property and Company-Licensed Intellectual Property are pending and have not been abandoned, except as would not reasonably be expected to be material to the Company and its subsidiaries, taken as a whole. There are no material defects in connection with the filing, prosecution or maintenance of any issued patent, registered trademark, registered copyright, or pending application included in the Company-Owned Intellectual Property or, to the knowledge of the Company, the Company-Licensed Intellectual Property, that would reasonably be expected to render such Intellectual Property invalid, unenforceable or abandoned, or in the case of any pending patent application, prevent the issuance of a patent therefrom. Neither the Company-Owned Intellectual Property nor the Company-Licensed Intellectual Property has been adjudged by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part, and to the knowledge of the Company, there are no facts that would reasonably be expected to form a basis for such adjudication, except, in each case solely with respect to non-exclusively in-licensed Company-Licensed Intellectual Property, as would not reasonably be expected to be material to the Company and its subsidiaries, taken as a whole. The Company and each of its subsidiaries have complied in all material respects with each material agreement pursuant to which Company-Licensed Intellectual Property has been licensed to the Company or such subsidiary or any Company-Owned Intellectual Property has been assigned to the Company or such subsidiary, and, to the knowledge of the Company, all such agreements are in full force and effect. To the knowledge of the Company, neither the Company nor any subsidiary has obtained or is using any Company Intellectual Property in violation of any contractual obligation binding on the Company or any of its subsidiaries or in violation of any Intellectual Property rights of any third party, except as would not reasonably be expected to be material to the Company and its subsidiaries. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries are not obligated to pay a material royalty, grant a license or provide other material consideration to any third party in connection with the Company Intellectual Property. There is no pending action, suit, proceeding or claim by a third party, and the Company has not received any written allegation threatening any action, suit, proceeding or claim by a third party (i) challenging the Company’s or its subsidiaries’ rights in or to any Company-Owned Intellectual Property, including with respect to ownership and inventorship; (ii) challenging the validity, enforceability or scope of any Company-Owned Intellectual Property or Company-Licensed Intellectual Property, except, in each case solely with respect to non-exclusively in-licensed Company-Licensed Intellectual Property, as would not reasonably be expected to be material to the Company and its subsidiaries, taken as a whole; or (iii) asserting that the Company or any subsidiary has infringed, misappropriated or otherwise violated any Intellectual Property rights of others, or that commercialization in the manner currently contemplated by the Company of any proposed products or processes, as described in the Registration Statement, the General Disclosure Package and the Prospectus as under development, would infringe, misappropriate or otherwise violate any Intellectual Property rights of others; and, in each case (i)–(iii), to the knowledge of the Company, there are no facts that would reasonably be expected to form a basis for any such action, suit, proceeding or claim. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (1) to the knowledge of the Company, neither the commercial development nor any sale of any of the proposed products or processes of the Company or any of its subsidiaries as described in the Registration Statement, the General Disclosure Package and the Prospectus infringes, misappropriates or otherwise violates, or would, upon the commercialization of such proposed products or processes in the manner currently contemplated by the Company, infringe, misappropriate or otherwise violate, any Intellectual Property rights of any third party, except as would not reasonably be expected to be material to the Company and its subsidiaries, taken as a whole; (2) to the knowledge of the Company, the Company or one of its subsidiaries owns all right, title and interest in and to the Company-Owned Intellectual Property, and, to the knowledge of the Company, no third party has any ownership right in or to any Company-Owned Intellectual Property; (3) to the knowledge of the Company, no third-party has any right to use Company-Licensed Intellectual Property exclusively licensed to the Company or its subsidiaries in the same field of use as licensed to the Company or its subsidiaries; (4) no government funding, facilities or resources of a university, college, other educational institution or research center was used in the development of any Company-Owned Intellectual Property or, to the knowledge of the Company, any Company-Licensed Intellectual Property exclusively licensed to the Company or its subsidiaries, that would confer any governmental agency or body, university, college, other educational institution or research center any claim or right of ownership to any such Company-Owned Intellectual Property or such Company-Licensed Intellectual Property; and (5) each current and former employee and consultant of the Company or its subsidiaries who has contributed to the creation or development of Company-Owned Intellectual Property (X) has executed an invention assignment and confidentiality agreement with the Company or its subsidiaries, on or about the respective date of hire or engagement, in substantially the form made available to the Underwriters and their counsel that assigns Company-Owned Intellectual Property to the Company; (Y) has presently assigned to the Company or its subsidiaries any and all Intellectual Property rights he or she may possess or may have possessed that are materially related to the Company’s or its subsidiaries’ business, as currently conducted and as proposed to be conducted, as described in the Registration Statement, the General Disclosure Package and the Prospectus and that are required to be assigned to the Company or its subsidiaries under such agreement; and (Z) to the knowledge of the Company, no such agreement has been breached or violated in a manner that would reasonably be expected to adversely affect the rights of the Company or any of its subsidiaries in any Company-Owned Intellectual Property. The Company and each of its subsidiaries have taken all reasonable and customary steps designed to protect, maintain and safeguard the Company-Owned Intellectual Property and the Company-Licensed Intellectual Property exclusively licensed to the Company or its subsidiaries, including by implementation of reasonable physical and cyber security measures and the execution of appropriate employment contracts, invention assignment agreements, patent disclosure agreements, nondisclosure agreements, and confidentiality agreements with their employees, and to the knowledge of the Company, no employee of the Company or its subsidiaries is in or has been in violation of any term of such agreements or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or its subsidiaries and would reasonably be expected to materially adversely affect the rights of the Company or any of its subsidiaries in any Company Intellectual Property.
(xxiv)Patents and Patent Applications. All patents and patent applications included in the Company-Owned Intellectual Property have been duly and properly filed and maintained in all material respects, and, to the knowledge of the Company, all patents and patent applications included in the Company-Licensed Intellectual Property have been duly and properly filed and maintained in all material respects, except, in each case solely with respect to non-exclusively in-licensed Company-Licensed Intellectual Property, as would not reasonably be expected to be material to the Company and its subsidiaries taken as a whole. With respect to the patents and patent applications included in the Company-Owned Intellectual Property and, to the knowledge of the Company, those included in the Company-Licensed Intellectual Property, the parties prosecuting such applications have complied in all material respects with their duty of candor and disclosure to the U.S. Patent and Trademark Office and any relevant foreign patent authority to the extent such authority imposes comparable disclosure obligations in connection with such applications. There is no pending derivation proceeding under 35 U.S.C. §135 or interference proceeding to the extent applicable, and the Company has not received any written allegation threatening any such proceeding, in each case with respect to any patent or patent application within the Company-Owned Intellectual Property. The Company has no reason to believe that any of the proposed products or processes described in the Registration Statement, the General Disclosure Package and the Prospectus as under development by the Company and its subsidiaries would not fall within the scope of the claims of one or more patents, or be the subject of one or more patent applications, included in the Company-Owned Intellectual Property or Company-Licensed Intellectual Property; provided that no representation is made that any patent application will issue as a patent or that any issued patent will contain claims of any particular scope.
(xxv)Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any applicable federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required for their operations under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) to the Company’s knowledge, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.
(xxvi)Accounting Controls. The Company and each of its subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13-a15 and 15d-15 under the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”)) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
(xxvii)Compliance with the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and with which the Company is required to comply as of the effectiveness of the Registration Statement, and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect, upon the effectiveness of such provisions, or which will become applicable to the Company at all times after the effectiveness of the Registration Statement.
(xxviii)Payment of Taxes. All U.S. federal income tax returns of the Company and its subsidiaries required by law to be filed have been filed (taking into account valid extensions automatically granted) and all material amounts of taxes shown by such tax returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken in good faith by appropriate proceedings and as to which adequate reserves have been established and maintained by the Company in accordance with GAAP. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and have paid all taxes due as shown on such tax returns or pursuant to any assessment received by the Company and its subsidiaries, except for such taxes, if any, as are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established by the Company in accordance with GAAP or except insofar as the failure to do so would not result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Company in respect of any tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.
(xxix)Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as the Company reasonably believes is generally maintained by similarly sized companies of established repute engaged in the same or similar business and at the same or similar stage of development, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of its subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Effect. Neither of the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.
(xxx)Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”).
(xxxi)Absence of Manipulation. Neither the Company nor, to the Company’s knowledge, any affiliate of the Company has taken, directly or indirectly, nor will the Company or any controlled affiliate take, any action which is designed, or would reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the 1934 Act.
(xxxii)Foreign Corrupt Practices Act. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries has taken any action, directly or indirectly, that would result in a violation by the Company or any of its subsidiaries of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its subsidiaries have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures reasonably designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
(xxxiii)Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, other applicable anti-money laundering statutes of all jurisdictions where the Company does business, the rules or regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any Governmental Entity (collectively, the “Anti-Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
(xxxiv)OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, His Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of comprehensive Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.
(xxxv)Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Underwriter.
(xxxvi)Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate in all material respects and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xxxvii) No Covered Foreign Person. Neither the Company nor any of its subsidiaries is a “covered foreign person,” as that term is defined in 31 C.F.R. § 850.209. The consummation of the transactions contemplated by this Agreement will not result in the establishment of a covered foreign person or the engagement by a “person of a country of concern,” as defined in 31 C.F.R. § 850.221, in a covered activity, as that term is defined in 31 C.F.R. § 850.208. Neither the Company nor any of its subsidiaries currently engage, or have plans to engage, directly or indirectly, in a covered activity.
(xxxviii)Data Privacy and Cybersecurity. Except as would not reasonably be expected to be material to the Company and its subsidiaries, taken as a whole, there has been no security breach or incident resulting in the unauthorized access or disclosure or other compromise of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, or software (“IT Systems”) or the sensitive, proprietary, or commercially valuable data and information maintained, processed, or stored by the Company and its subsidiaries, including any personally identifiable information and clinical trial participant data (such data and information collectively, “Company Data” and any such security breach or incident, a “Security Incident”). Except as would not reasonably be expected to be material to the Company and its subsidiaries, taken as a whole, neither the Company nor its subsidiaries have experienced or otherwise been notified of any Security Incident. Except as would not reasonably be expected to be material to the Company and its subsidiaries, taken as a whole, the Company’s and its subsidiaries’ IT Systems are adequate in capacity and operation for, and operate and perform as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all Trojan horses, time bombs, malware and other corruptants. Except as would not reasonably be expected to be material to the Company and its subsidiaries, taken as a whole, the Company and its subsidiaries have implemented commercially reasonable controls, policies, procedures, and safeguards to maintain and protect the integrity, availability, and security of their IT Systems and Company Data as required by applicable Privacy Requirements. Except as would not reasonably be expected to be material to the Company and its subsidiaries, taken as a whole, the Company and its subsidiaries are and have at all times been in compliance with all applicable (A) laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, and (B) their internal and external policies and contractual obligations, in each case with respect to clauses (A) and (B) relating to the privacy and security of IT Systems or the privacy, security, or processing of Company Data and to the protection of such IT Systems and Company Data from Security Incidents (collectively, “Privacy Requirements”). Except as would not reasonably be expected to be material to the Company and its subsidiaries, taken as a whole: (A) the Company and its subsidiaries have, at all applicable times, made all disclosures to users, customers, or other data subjects required by applicable Privacy Requirements, and (B) none of such disclosures have been inaccurate, incomplete, misleading or in violation of any applicable Privacy Requirements. Except as would not reasonably be expected to be material to the Company and its subsidiaries, taken as a whole, the Company and its subsidiaries have all necessary authority, rights, consents and authorizations to process Company Data as processed by or on behalf of the Company or its subsidiaries, in each case to the extent required by applicable Privacy Requirements in connection with the operation of the Company’s or its subsidiaries’ business as currently conducted. The Company and its subsidiaries do not sell, rent, or otherwise make available to any person any Company Data, except in a manner that complies in all material respects with applicable Privacy Requirements. Except as would not reasonably be expected to be material to the Company and its subsidiaries, taken as a whole, the Company and its subsidiaries have not received any notice of any actual or potential violation of any of the Privacy Requirements by the Company or its

subsidiaries. Except as would not reasonably be expected to be material to the Company and its subsidiaries, taken as a whole, there is no action, suit, or proceeding against the Company or its subsidiaries by or before any court or governmental agency, authority, or body pending alleging non-compliance with Privacy Requirements, nor has the Company or its subsidiaries received written notice threatening such action, suit, or proceeding. The Company and each of its subsidiaries (i) are not a “covered person” (other than Bambusa (Beijing) Therapeutics Co., Ltd., the Company’s wholly-owned subsidiary), (ii) are not a party to and has not engaged in, facilitated, permitted, or directed, directly or indirectly, any “covered data transaction,” including any investments from “covered persons” that do not constitute a “passive investment,” (iii) have not engaged in transactions with the purpose of evading or avoiding the prohibitions in the DOJ DSP Rule (as defined below), and (iv) have not granted any “country of concern” or “covered person” “access” to any “government-related data” or “bulk U.S. sensitive personal data,” as all such terms are defined under 28 CFR Part 202, “Preventing Access to U.S. Sensitive Personal Data and Government-Related Data by Countries of Concern or Covered Persons,” including any amendments thereto and guidance provided thereunder (the “DOJ DSP Rule”).
(xxxix)Preclinical and Clinical Data and Regulatory Compliance. The preclinical and clinical studies, tests and trials, if any, and other studies conducted or sponsored by or on behalf of the Company or its subsidiaries, or in which the Company or its subsidiaries have participated with respect to their product candidates, including without limitation, any such studies, tests and trials that are described in, or the results of which are referred to in, the Registration Statement, the General Disclosure Package and the Prospectus (collectively “Studies”) were and, if still pending, are being conducted in all material respects in accordance with all applicable Health Care Laws (as defined below), Governmental Licenses and any protocols, procedures and controls designed and approved for such Studies; each description of the results of such Studies in the Registration Statement, the General Disclosure Package, and the Prospectus is accurate and complete in all material respects and fairly presents the data derived from such Studies, and the Company and its subsidiaries have no knowledge of any other studies or tests, the results of which are inconsistent with, or otherwise contradict, the results described or referred to in the Registration Statement, the General Disclosure Package and the Prospectus; the Company and its subsidiaries have made all required filings and obtained all such approvals or authorizations or exemptions as may be required by the U.S. Food and Drug Administration or any other U.S. or foreign government or drug regulatory agency, or health care facility Institutional Review Board (collectively, the “Regulatory Agencies”) under applicable Health Care Laws; and neither the Company nor any of its subsidiaries has received any written notice of, or written correspondence from, any Regulatory Agency requiring the termination, suspension, clinical hold or material modification of any Studies that are described or referred to in the Registration Statement, the General Disclosure Package and the Prospectus (excluding correspondence with Regulatory Agencies and trial modifications expected in the ordinary course of business), and, to the knowledge of the Company, there are no reasonable grounds for the same.
(xl)Health Care Laws. The Company and its subsidiaries have operated and are in compliance in all material respects with applicable Health Care Laws. For purposes of this Agreement, “Health Care Laws” means any applicable provisions of the following: (i) the Federal Food, Drug, and Cosmetic Act (21 U.S.C. Section 301 et seq.) and the Public Health Service Act (42 U.S.C. Section 201 et seq.); (ii) all applicable federal, state, local and foreign health care fraud and abuse laws, including, without limitation, the Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the Civil False Claims Act (31 U.S.C. Section 3729 et seq.), the criminal false statements law (42 U.S.C. Section 1320a-7b(a)), 18 U.S.C. Sections 286, 287,

1035, 1347 and 1349, the health care fraud criminal provisions under the Health Insurance Portability and Accountability Act (42 U.S.C. Section 1320d et seq.) (“HIPAA”), the civil monetary penalties law (42 U.S.C. Section 1320a-7a), the exclusion law (42 U.S.C. Section 1320a-7), the Physician Payments Sunshine Act (42 U.S.C. Section 1320-7h), and applicable laws governing government funded or sponsored healthcare programs; (iii) all other similar local, state, federal, national, supranational and foreign laws; and (iv) the regulations promulgated pursuant to such laws set forth in subparts (i) through (iii) but excluding Privacy Obligations. Neither the Company nor any of its subsidiaries has received any FDA Form-483, written notice of adverse finding, warning letter, untitled letter or other written correspondence, communication, or notice alleging or asserting material noncompliance with any applicable Health Care Laws or any material Governmental Licenses required pursuant to any applicable Health Care Laws, nor has the Company or its subsidiaries received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental authority or any other third party alleging that any product, operation, or activity is in material noncompliance with any applicable Health Care Laws or Governmental Licenses; nor, to the Company’s knowledge, is any such written notice, claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened. The Company and its subsidiaries have filed, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments (“Submissions”) as required by any applicable Health Care Laws, and all such Submissions were complete and accurate in all material respects on the date filed (or were corrected or supplemented by a subsequent submission). Neither the Company nor any of its subsidiaries is a party to any corporate integrity agreement, deferred or non-prosecution agreement, monitoring agreement, consent decree, settlement order, or similar agreement with or imposed by any Governmental Entity. None of the Company, any of its subsidiaries, any director, officer, employee of the Company or any of its subsidiaries or, to the knowledge of the Company, any agent, affiliate or representative of the Company or any of its subsidiaries is, or has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research, or, to the Company’s knowledge, is subject to a governmental inquiry, investigation, proceeding, or other similar action that would reasonably be expected to result in debarment, suspension or exclusion.
(xli)Employee Benefit Plan. The Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”), whether or not subject to ERISA) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below), or with respect to which the Company, its subsidiaries or their ERISA Affiliates may have any liability (each, a “Plan”), are in compliance in all material respects with all applicable laws, including ERISA. “ERISA Affiliate” means, with respect to the Company or any of its subsidiaries, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such Subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any obligation or liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each employee benefit plan established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and, to the Company’s knowledge, nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.
(xlii)Stock Options. Except as would not be expected, individually or in the aggregate, to result in a Material Adverse Effect, with respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plan of the Company and its subsidiaries (the “Company Stock Plan”), (A) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies to the maximum extent permissible under law, (B) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized delegee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed by the Company and delivered or made available to each option recipient, and (C) each such grant was made in accordance with the terms of the Company Stock Plan, the 1934 Act and all other applicable laws and regulatory rules or requirements.
(xliii)Reserved Share Program. In connection with any offer and sale of Reserved Securities outside the United States, each Preliminary Prospectus, the Prospectus and any amendment or supplement thereto, complied and will comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which the same is distributed. The Company has not offered, or caused Merrill Lynch to offer, Reserved Securities to any person with the specific intent to unlawfully influence (i) a customer or supplier of the Company or any of its affiliates to alter the customer’s or supplier’s level or type of business with any such entity or (ii) a trade journalist or publication to write or publish favorable information about the Company or any of its affiliates, or their respective businesses or products.
(b)Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.
SECTION 2.Sale and Delivery to Underwriters; Closing.
(a)Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule A, that number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.
(b)Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional [ ● ] shares of Common

Stock, at the price per share set forth in Schedule A, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.
(c)Payment. Payment of the purchase price for, and delivery of certificates or security entitlements for, the Initial Securities shall be made at the offices of Latham & Watkins LLP, 1271 Avenue of the Americas, New York, New York 10020, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (New York City time) on the first (second, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).
In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates or security entitlements for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.
Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Representatives for the respective accounts of the Underwriters of certificates or security entitlements for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Each of the Representatives, individually and not as a representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.
SECTION 3.Covenants of the Company. The Company covenants with each Underwriter as follows:
(a)Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A, and will notify the Representatives promptly, and confirm the notice in writing (which may be by email), (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the

Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will use reasonable efforts to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof as soon as practicable.
(b)Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Representatives notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall reasonably object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.
(c)Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration

Statement as originally filed and each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
(d)Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
(e)Blue Sky Qualifications. The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may reasonably designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
(f)Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available (which may be satisfied by filing with the Commission via EDGAR) to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.
(g)Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”
(h)Listing. The Company will use its best efforts to effect and maintain the listing of the Common Stock (including the Securities) on the Nasdaq Global Select Market.
(i)Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectus, the Company will not, without the prior written consent of BofA and Evercore, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of options or other equity incentive awards, settlement of other equity awards or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any shares of Common Stock issued or options to purchase Common Stock or other equity incentive awards granted pursuant to employee benefit plans, equity incentive plans or value appreciation rights of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (D) any shares of Common Stock issued pursuant to any non-employee director compensation plan or program or dividend reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (E) the reacquisition or withholding of all or a portion of shares of Common Stock subject to a stock option or other equity incentive award to satisfy the purchase price or exercise price of such stock award and/or for the payment of related tax withholdings or remittance payments, (F) the filing of a registration statement on Form S-8 or any successor form thereto with respect to the registration of securities to be offered under any employee benefit or equity incentive plans of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus, or (G) the issuance of shares of Common Stock, restricted stock awards or other securities convertible into or exercisable or exchangeable for shares of Common Stock in connection with (i) the acquisition of the securities, business, property or other assets of another Person or pursuant to any employee benefit plan assumed in connection with any such acquisition, (ii) joint ventures, (iii) collaboration, licensing, or commercial relationships or (iv) other strategic transactions with a bona fide business purpose, provided that the aggregate number of shares of Common Stock, restricted stock awards and shares of Common Stock issuable upon the conversion, exercise or exchange of securities (on an as converted or as exercised basis, as the case may be) issued pursuant to this clause (G) shall not exceed [5.0]% of the total number of shares of Common Stock issued and outstanding immediately following the issuance and sale of the Securities at the Closing Time pursuant hereto; and provided, further, that each recipient of shares of Common Stock, restricted stock awards or securities convertible into or exercisable or exchangeable for shares of Common Stock pursuant to this clause agrees to be bound by the terms of the lock-up or shall execute a lock-up agreement substantially in the form of Exhibit A hereto.
(j)If BofA and Evercore, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up agreement described in Section 5(j) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service or by other means reasonably satisfactory to the Representatives at least two business days before the effective date of the release or waiver.
(k)Reporting Requirements. The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations. Additionally, the Company shall report the use of proceeds from the issuance of the Securities as may be required under Rule 463 under the 1933 Act.
(l)Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule B-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
(m)Certification Regarding Beneficial Owners. The Company will deliver to the Representatives, on or prior to the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as the Representatives may reasonably request in connection with the verification of the foregoing certification.
(n)Testing-the-Waters Materials. If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication prepared or authorized by the Company included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.
(o)Emerging Growth Company Status. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Securities within the meaning of the 1933 Act and (ii) completion of the 180-day restricted period referred to in Section 3(i).
(p)Reserved Share Program. The Company hereby agrees that it will ensure that the Reserved Securities will be restricted as required by FINRA or the FINRA rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement. Merrill Lynch will notify the Company as to which persons will need to be so restricted. At the request of the Underwriters, the Company will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the Reserved Securities, the Company agrees to reimburse Merrill Lynch for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.

SECTION 4.Payment of Expenses.
(a)Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any reasonable costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the certificates or security entitlements for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable and documented fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged by the Company or with the Company’s prior written consent in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants (provided that the lodging and any car travel expense of the Underwriters shall be paid by the Underwriters) and 50% of the cost of aircraft and other transportation chartered in connection with the road show (the remaining 50% of the cost of such aircraft and other transportation to be paid by the Underwriters), (viii) the filing fees incident to, and the reasonable and documented fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities, provided, however, that the reasonable fees and disbursements of counsel for the Underwriters relating to clauses (v) and (viii) shall not exceed $40,000 in the aggregate, (ix) the reasonable and documented fees and expenses incurred in connection with the listing of the Securities on the Nasdaq Global Select Market, (x) all reasonable and documented costs and expenses of Merrill Lynch, including the fees and disbursements of counsel for Merrill Lynch, in connection with matters related to the Reserved Securities which are designated by the Company for sale to Invitees; and (xi) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the third sentence of Section 1(a)(ii).
(b)Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a)(i) or (iii) or Section 10 hereof, the Company shall reimburse the Underwriters for all of their reasonable and documented out-of-pocket expenses actually incurred, including the reasonable and documented fees and disbursements of counsel for the Underwriters, provided, however, that if this Agreement is terminated by the Representatives pursuant to Section 10 hereof, the Company will have no obligations to reimburse any defaulting Underwriter.
SECTION 5.Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)Effectiveness of Registration Statement; Rule 430A Information. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated by the Commission; and the Company has complied with each request (if any) from the Commission for additional information. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430A.
(b)Opinion and Negative Assurance Letter of Counsel for Company. At the Closing Time, the Representatives shall have received the favorable opinion and negative assurance letter, each dated the Closing Time, of Wilson Sonsini Goodrich & Rosati, P.C., counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters.
(c)Opinion of Intellectual Property Counsel for Company. At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Jones Day, intellectual property counsel for the Company with respect to intellectual property matters, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters.
(d)Opinion and Negative Assurance Letter of Counsel for Underwriters. At the Closing Time, the Representatives shall have received the favorable opinion and negative assurance letter, each dated the Closing Time, of Latham & Watkins LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the matters as the Representatives may require. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.
(e)Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Effect, and the Representatives shall have received a certificate of the Chief Executive Officer or President of the Company and of the chief financial or chief accounting officer of the Company, dated the Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated by the Commission.

(f)Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers LLP a letter, dated such date, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.
(g)Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from PricewaterhouseCoopers a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than two business days prior to the Closing Time.
(h)Approval of Listing. At the Closing Time, the Securities shall have been approved for listing on the Nasdaq Global Select Market, subject only to official notice of issuance.
(i)No Objection. FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.
(j)Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit A hereto signed by (i) each of the Company’s directors and officers and (ii) the persons holding substantially all of the Company’s outstanding capital stock and securities convertible into or exchangeable for the Company’s Common Stock.
(k)Company IP Certificate. The Underwriters shall have received on and as of the Closing Date, a certificate of the Chief Executive Officer of the Company certifying matters relating to the Company’s Intellectual Property.
(l)Chief Financial Officer’s Certificate. At the Closing Time, the Representatives shall have received a certificate from the Chief Financial Officer of the Company, dated such date, in form and substance reasonably satisfactory to the Representatives, regarding certain financial and operating information contained in the Registration Statement, the General Disclosure Package and the Prospectus.
(m)Maintenance of Rating. Neither the Company nor its subsidiaries have any debt securities or preferred stock that are rated by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the 1934 Act).
(n)Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company and any of its subsidiaries hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:
(i)Officers’ Certificate. A certificate, dated such Date of Delivery, of the Chief Executive Officer or President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

(ii)Opinion and Negative Assurance of Counsel for Company. If requested by the Representatives, the favorable opinion and negative assurance letter of Wilson Sonsini Goodrich & Rosati, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.
(iii)Opinion of Intellectual Property Counsel for Company. If requested by the Representatives, the favorable opinion of Jones Day, intellectual property counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.
(iv)Opinion and Negative Assurance of Counsel for Underwriters. If requested by the Representatives, the favorable opinion and negative assurance letter of Latham & Watkins LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.
(v)Bring-down Comfort Letter. If requested by the Representatives, a letter from PricewaterhouseCoopers LLP, in form and substance reasonably satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(g) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than two business days prior to such Date of Delivery.
(vi)Company IP Certificate. A certificate, dated such Date of Delivery, of the Chief Executive Officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(k) hereof remains true and correct as of such Date of Delivery.
(vii)Chief Financial Officer’s Certificate. A certificate, dated such Date of Delivery, of the Chief Financial Officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(l) hereof remains true and correct as of such Date of Delivery.
(o)Additional Documents. At the Closing Time and at each Date of Delivery (if any) counsel for the Underwriters shall have been furnished with such customary documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.
(p)Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 14, 15, 16 and 17 shall survive any such termination and remain in full force and effect.
SECTION 6.Indemnification.
(a)Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:
(i)against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), in each case prepared or authorized by the Company or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication or Prospectus prepared or authorized by the Company or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(ii)In connection with the offer and sale of the Reserved Securities, the Company agrees to indemnify and hold harmless Merrill Lynch, its Affiliates and selling agents and each person, if any, who controls Merrill Lynch within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all loss, liability, claim, damage and expense (including, without limitation, any legal or other expenses reasonably incurred in connection with defending, investigating or settling any such action or claim), as incurred, (i) arising out of the violation of any applicable laws or regulations of foreign jurisdictions where Reserved Securities have been offered, (ii) arising out of any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Invitees in connection with the offering of the Reserved Securities or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) caused by the failure of any Invitee to pay for and accept delivery of Reserved Securities which have been orally confirmed for purchase by any Invitee by 11:59 P.M. (New York City time) on the date of the Agreement or (iv) related to, or arising out of or in connection with, the offering of the Reserved Securities.
(iii)against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any Governmental Entity or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;
(iv)against any and all reasonable and documented expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives); provided, however, that the Company shall not be liable for more than one separate counsel for all Underwriters (in addition to a single local counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Entity or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;
provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, any Marketing Materials, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.
(b)Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.
(c)Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
(d)Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 6, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
SECTION 7.Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses reasonably incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.
The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.
The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any documented legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Entity or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public.
No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.
SECTION 8.Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Securities.
SECTION 9.Termination of Agreement.
(a)Termination. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq Global Select Market, or (iv) if trading generally on the NYSE MKT or the New York Stock Exchange or on the Nasdaq Global Select Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.
(b)Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 14, 15, 16 and 17 hereof shall survive such termination and remain in full force and effect.

SECTION 10.Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:
(i)if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or
(ii)if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Company to sell, the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.
No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.
In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the (i) Representatives or (ii) the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.
SECTION 11.Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to BofA Securities, Inc. at One Bryant Park, New York, New York 10036, attention of Syndicate Department (email: dg.ecm_execution_services@bofa.com), with a copy to ECM Legal (email: dg.ecm_legal@bofa.com); Evercore Group L.L.C. at 55 East 52nd Street, New York, New York 10055, attention: ECM General Counsel; UBS Securities LLC at 11 Madison Avenue, New York, New York 10010, attention: Special Equities Group (email: ol-seg@ubs.com); Cantor Fitzgerald & Co. at 110 East 59th Street, 6th Floor, New York, New York 10022, attention: Capital Markets (email: prospectus@cantor.com); and notices to the Company shall be directed to it at 22 Boston Wharf Road, Floor 7, Boston, Massachusetts 02210, attention: Chief Executive Officer, with a copy to Wilson Sonsini Goodrich & Rosati, P.C.. 201 Washington Street, Suite 2000, Boston, Massachusetts 02108, attention: Karen Deschaine, Jennifer Fang, David Sharon.
SECTION 12.No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-

length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its subsidiaries or their respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any of its subsidiaries on other matters) and no Underwriter has any obligation to the Company with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Company has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate and (f) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person.
SECTION 13.Recognition of the U.S. Special Resolution Regimes.
(a)In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
For purposes of this Section 13, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
SECTION 14. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.

This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.
SECTION 15.Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
SECTION 16.GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.
SECTION 17.Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.
SECTION 18.TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.
SECTION 19.Counterparts and Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law (including the U.S. federal ESIGN Act of 2000) will be deemed original signatures for purposes of this Agreement. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this Agreement will constitute due and sufficient delivery of such counterpart.
SECTION 20.Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
SECTION 21.Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the

Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours,

BAMBUSA THERAPEUTICS, INC.

By
Title:
CONFIRMED AND ACCEPTED,
as of the date first above written:

BOFA SECURITIES, INC.

By
Authorized Signatory

EVERCORE GROUP L.L.C.

By
Authorized Signatory

UBS SECURITIES LLC

By
Authorized Signatory

By
Authorized Signatory

CANTOR FITZGERALD & CO.

By
Authorized Signatory
For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

SCHEDULE A
The initial public offering price per share for the Securities shall be $[ ● ].
The purchase price per share for the Securities to be paid by the several Underwriters shall be $[ ● ], being an amount equal to the initial public offering price set forth above less $[ ● ] per share, subject to adjustment in accordance with Section 2(b) for dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Name of Underwriter	Number of Initial Securities

BofA Securities, Inc.	[ ● ]
Evercore Group L.L.C.	[ ● ]
UBS Securities LLC	[ ● ]
Cantor Fitzgerald & Co.	[ ● ]
[ ● ]	[ ● ]

Total	[ ● ]
Sch A-1

SCHEDULE B-1
Pricing Terms
1.The Company is selling [ ● ] shares of Common Stock.
2.The Company has granted an option to the Underwriters, severally and not jointly, to purchase up to an additional [ ● ] shares of Common Stock.
3.The initial public offering price per share for the Securities shall be $[ ● ].

Sch B - 2

SCHEDULE B-2
Free Writing Prospectuses
[None.]
Sch B - 2

Exhibit A
Form of lock-up from directors, officers or other stockholders pursuant to Section 5(j)
[ ● ], 2026

BofA Securities, Inc. Evercore Group L.L.C. UBS Securities LLC Cantor Fitzgerald & Co.

as Representatives of the several Underwriters to be named in the within-mentioned Underwriting Agreement

c/o	BofA Securities, Inc. One Bryant Park New York, New York 10036

c/o	Evercore Group L.L.C. 55 East 52nd Street New York, New York 10055

c/o	UBS Securities LLC 11 Madison Avenue New York, New York 10010

c/o	Cantor Fitzgerald & Co. 110 East 59th Street, 6th Floor New York, New York 10022

Re:	Proposed Initial Public Offering of Common Stock by Bambusa Therapeutics, Inc.
Dear Ladies and Gentlemen:
The undersigned, a securityholder and/or an officer and/or a director, as applicable, of Bambusa Therapeutics, Inc., a Delaware corporation (the “Company”), understands that BofA Securities, Inc. (“BofA”), Evercore Group L.L.C. (“Evercore”), UBS Securities LLC (“UBS”) and Cantor Fitzgerald & Co. (“Cantor”) (collectively, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”), as representatives on behalf of the several underwriters to be named in the Underwriting Agreement (the “Underwriters”), with the Company providing for the initial public offering (the “Public Offering”) of shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”). In recognition of the benefit that the Public Offering will confer upon the undersigned as a securityholder and/or an officer and/or a director, as applicable, of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Underwriter that, during the period beginning on the date hereof and ending on the date that is 180 days from the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of BofA and Evercore (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock (“Other Securities”), whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (including, without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”) and securities which may be issued upon exercise of a stock option or warrant) (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-Up Securities, or file, cause to be filed or cause to be confidentially submitted any registration statement in connection therewith, under the Securities Act of 1933, as amended (the “Securities Act”) (ii) enter into any hedging, swap, loan or any other agreement or any transaction (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward or any other derivative transaction or instrument, however described or defined) that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such hedging, swap, loan or transaction is to be settled by delivery of Common Stock or Other Securities, in cash or otherwise, or (iii) publicly disclose the intention to do any of the foregoing described in clauses (i) and (ii) above. If the undersigned is an officer or director of the Company (whether as of the date hereof or at the time of receiving any shares of the Common Stock), the undersigned further agrees that the foregoing provisions shall be equally applicable to any Company-directed shares of Common Stock the undersigned may purchase in the Public Offering.
If the undersigned is an officer or director of the Company (whether as of the date hereof or at the time of receiving any shares of Common Stock), (1) BofA and Evercore agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of the Common Stock, BofA and Evercore will notify the Company of the impending release or waiver, and (2) the Company has agreed, or will agree, in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by BofA and Evercore hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (i) the release or waiver is effected solely to permit a transfer not for consideration and (ii) the transferee has agreed in writing to be bound by the same terms described in this lock-up agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.
[In the event that a release or waiver of the foregoing restrictions is granted by BofA and Evercore with respect to any Lock-Up Securities, to any officer, director or any other stockholder of at least one percent (1%) of the shares of Common Stock and Other Securities outstanding immediately following the Public Offering (calculated on an as-converted, fully diluted basis) (each, a “Major Holder”) who is a party to a lock-up agreement other than the undersigned (each, a “Release” and, collectively, “Releases”), then the same percentage of Lock-Up Securities held by the undersigned on the date of such release or waiver as the percentage of the total number of outstanding Lock-Up Securities of the Company held by such officer, director or Major Holder on the date of such Release that are the subject of such Release shall be immediately and fully released by BofA and Evercore on the same terms from the applicable prohibitions set forth herein. Notwithstanding the foregoing, the provisions of this paragraph shall not apply (1) if the aggregate amount of Lock-Up Securities subject to Release (whether in one or multiple Releases) is not more than one percent (1%) of the shares of Common Stock and Other Securities outstanding immediately following the consummation of the Public Offering (calculated on an as-converted, fully
Exhibit A - 2

diluted basis); (2) if the Release is effected solely to permit a transfer not involving a disposition for value and such transferee agrees in writing to be bound by the same terms described in this agreement to the extent and for the duration that such terms remain in effect at the time of transfer; or (3) if the Release is effected in connection with any secondary underwritten public offering, whether or not such offering or sale is wholly or partially a secondary offering of shares of Common Stock or Other Securities during the Lock-up Period (a “Follow-on Offering”); provided that (i) such Release shall only be granted for the purpose of participating in such Follow-on Offering and (ii) the undersigned, to the extent the undersigned has a contractual right to demand or require the registration of the undersigned’s Lock-Up Securities or otherwise “piggyback” on a registration statement filed by the Company for the offer and sale of its Lock-Up Securities, shall be offered the opportunity to participate on a pro rata basis consistent with such contractual rights in such Follow-on Offering and on pricing terms that are no less favorable than the terms of the Follow-on Offering. The Lock-up Representatives shall use commercially reasonable efforts to notify the Company three days prior to a Release subject to this paragraph and the Company shall thereafter promptly (and in any event within two business days) notify the undersigned thereof (provided that the failure to provide such notice shall not give rise to any claim or liability against the Lock-up Representatives or the underwriters).]
Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of BofA and Evercore, as described below, provided that (1) in the case of clauses (i) through (viii) below, the Representatives receive a signed lock-up agreement in the form of this lock-up agreement for the balance of the Lock-Up Period from each donee, devisee, trustee, distributee, or transferee, as the case may be, (2) in the case of clauses (i) through (viii) below, any such transfer shall not involve a disposition for value, (3) in the case of clauses (i), (ii), (v), (vi), (vii) and (viii) below, any such transfer is not required to be reported during the Lock-Up Period with the Commission on Form 4 or Form 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or, in the case of clauses (iii), (iv) and (ix) below, any such required filing shall clearly indicate in the footnotes thereto that the filing relates to circumstances described in such clause, and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers; provided that, notwithstanding anything to the contrary set forth herein, any required Schedule 13D (or 13D/A), Schedule 13G (or 13G/A) or Form 13F (or 13F/A) filing may be made, so long as, with respect to a Schedule 13D or Schedule 13G filing, such required filing clearly indicates that the filing relates to circumstances described in the applicable clause:
(i)as a bona fide gift or gifts, including, without limitation, gifts to a trust, charitable organization or educational institution, or for bona fide estate planning purposes;
(ii)by will, testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” of the undersigned shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin of the undersigned);
(iii)by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement;
(iv)pursuant to an order of a court or regulatory agency having jurisdiction over the undersigned;
Exhibit A - 3

(v)to any corporation, partnership, limited liability company or other entity of which the undersigned or the immediate family of the undersigned is the legal and beneficial owner of all of the outstanding equity securities or similar interests;
(vi)to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (v) above;
(vii)to any immediate family member or any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or one or more immediate family members of the undersigned, or if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust;
(viii)if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act) of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution to partners, members, managers, or stockholders of the undersigned or holders of similar equity interests in the undersigned;
(ix)to the Company upon the undersigned’s death, disability or termination of employment or other service relationship with the Company; or
(x)to the Company upon the exercise, vesting or settlement of any equity award granted under any equity incentive plan or stock purchase plan of the Company, or any warrants or other securities convertible into or exercisable or exchangeable for shares of Common Stock, in each case that is disclosed in the prospectus for the Public Offering (including in each case on a “net” or “cashless” basis), including for the payment of tax withholdings or remittance payments, including estimated taxes, due as a result of such exercise, vesting or settlement, provided that (1) any such shares of Common Stock received upon such vesting or exercise shall be subject to the terms of this lock-up agreement, (2) any filing under the Exchange Act made during the Lock-Up Period shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described above, as applicable, and (3) the undersigned does not otherwise voluntarily effect any other public filings or reports regarding such transfers during the Lock-Up Period.
Notwithstanding anything herein to the contrary, nothing herein shall prevent or restrict (i) the exercise, vesting or settlement, as applicable, by the undersigned of any outstanding equity award granted under any equity incentive plan or stock purchase plan of the Company, or any warrants or other securities convertible into or exercisable or exchangeable for shares of Common Stock, in each case that is disclosed in the prospectus for the Public Offering (including in each case on a “net” or “cashless” basis), provided that (1) the remaining underlying shares shall continue to be subject to the restrictions on transfer set forth in this lock-up agreement, (2) any filing under the Exchange Act required to be made during the Lock-Up Period shall indicate in the footnotes thereto that the filing relates to circumstances described in this clause, and (3) the undersigned does not otherwise voluntarily effect any other public
Exhibit A - 4

filing or report regarding such transfers during the Lock-Up Period; (ii) the establishment of a plan of disposition that complies with Rule 10b5-1 under the Exchange Act (a “10b5-1 Plan”), or the amendment of an existing 10b5-1 Plan, so long as (1) such plan does not provide for sales of Lock-Up Securities during the Lock-Up Period, and (2) any public announcement or filing under the Exchange Act, if required or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment or amendment of such 10b5-1 Plan, shall include a statement to the effect that no transfer of Lock-Up Securities may be made under such plan during the Lock-Up Period; (iii) the conversion of the outstanding shares of preferred stock of the Company that are disclosed in the prospectus for the Public Offering, into shares of Common Stock, provided that (1) any such shares of Common Stock received upon such conversion shall be subject to the restrictions on transfer set forth in this lock-up agreement, (2) no filing or public announcement by any party shall be voluntarily made in connection with such conversion, and (3) if required, any public report or filing under Section 16 of the Exchange Act shall clearly indicate in the footnotes thereto that the filing relates to such conversion, that no shares were sold by the reporting person and that the shares received upon conversion are subject to a lock-up agreement with the representatives of the Underwriters; or (iv) the transfer of Lock-Up Securities pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of Common Stock that has been approved by the Company’s board of directors and involving a Change of Control of the Company (including, without limitation, entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Common Stock or Other Securities in connection with such transaction, or vote any Common Stock or Other Securities in favor of any such transaction), provided that in the event that the tender offer, merger, consolidation or other such transaction is not complete, the Lock-Up Securities owned by the undersigned shall remain subject to the restrictions contained in this lock-up agreement. For purposes of this lock-up agreement, “Change of Control” shall mean the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction, in one transaction or a series of related transactions, the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of the total voting power of the voting stock of the Company (or the surviving entity).
Furthermore, if the undersigned is not an officer or director of the Company, the undersigned may transfer shares of Common Stock purchased by the undersigned in the Public Offering or on the open market following the Public Offering provided that the undersigned does not voluntarily effect any public filing or report regarding such sales.
The undersigned acknowledges and agrees that the Underwriters have neither provided any recommendation or investment advice nor solicited any action from the undersigned with respect to the Public Offering of the Common Stock and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Public Offering, the Underwriters are not making a recommendation to you to enter into this lock-up agreement and nothing set forth in such disclosures is intended to suggest that any Underwriter is making such a recommendation.
The undersigned hereby represents and warrants that the undersigned has full power, capacity and authority to enter into this lock-up agreement. The undersigned understands that the Company and the Underwriters are relying upon this lock-up agreement in proceeding toward the consummation of the Public Offering. The undersigned further understands that this lock-up agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.
Exhibit A - 5

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.
In the event that a Representative withdraws or is terminated from, or declines to participate in, the Public Offering, all references in this lock-up agreement to the Representatives shall refer to the remaining Representatives. If all Representatives withdraw, are terminated from or decline to participate in the Public Offering, all references in this lock-up agreement to the Representatives shall refer to the lead left book runner in the Public Offering (“Replacement Entity”), and in such event, any written consent, waiver or notice given or delivered in connection with this lock-up agreement by or to such Replacement Entity shall be deemed to be sufficient and effective for all purposes under this lock-up agreement.
Notwithstanding anything to the contrary contained herein, this lock-up agreement will automatically terminate and the undersigned will be released from all of their or its obligations hereunder upon the earliest to occur, if any, of the following: (i) prior to the execution of the Underwriting Agreement, the Company advises the Representatives in writing that it has determined not to proceed with the Public Offering, (ii) the Company files an application with the Commission to withdraw the registration statement relating to the Public Offering, (iii) the date the Underwriting Agreement is terminated (other than with respect to the provisions thereof which survive termination) prior to payment for and delivery of the Common Stock to be sold thereunder or (iv) December 31, 2026 in the event that the Public Offering shall not have occurred on or before such date (provided that the Company may, by written notice to the undersigned prior to such date, extend such date for a period of up to an additional three months).
This lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York.
This lock-up agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same lock-up agreement. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this lock-up agreement. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this lock-up agreement will constitute due and sufficient delivery of such counterpart.
[Signature page follows]
Exhibit A - 6

Very truly yours,

[NAME OF STOCKHOLDER / OFFICER/ DIRECTOR]

By:
Name:
Title:

If not signing in an individual capacity:

Name of Authorized Signatory (Print)

Title of Authorized Signatory (Print)
(Indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity.
Exhibit A - 7

Exhibit B
FORM OF PRESS RELEASE
TO BE ISSUED PURSUANT TO SECTION 3(j)
Bambusa Therapeutics, Inc.
[Date]
Bambusa Therapeutics, Inc. (the “Company”) announced today that BofA Securities, Inc. and Evercore Group L.L.C., the joint book-running managers in the Company’s recent public sale of [ ● ] shares of common stock, are [waiving] [releasing] a lock-up restriction with respect to      shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on           , 20    , and the shares may be sold on or after such date.
This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.